Exhibit 99.1

January 2, 2019

Dominion Energy Combines With SCANA Corporation

•	Merger benefits SCANA’s customers, communities

•	Reduces customer bills, commits to maintain or exceed customer service levels

•	Builds on Dominion Energy’s presence in Georgia, North Carolina, South Carolina

•	Addition of high-quality regulated businesses improves company’s risk profile, supports long-term growth

RICHMOND, Va. – Dominion Energy, Inc. (NYSE: D), and SCANA Corporation announced today that they have completed their proposed merger, benefiting customers and communities in Georgia, North Carolina and South Carolina.

Thomas F. Farrell, II, chairman, president and chief executive officer, said:

“Dominion Energy is pleased to add SCANA’s fast-growing, high-performing Southeastern businesses to our 18-state footprint. Together, we are committed to providing safe, dependable, affordable and clean energy to the communities served by SCANA and to maintaining its excellent record of reliability and customer service.”

Today’s combination expands Dominion Energy’s operations in Georgia and the Carolinas, where the company had already operated an electric utility serving 120,000 customer accounts in northeastern North Carolina, a 1,500-mile interstate pipeline principally in South Carolina, and nearly 1,000 megawatts of gas, hydro and solar generating capacity in all three states.

“The addition of SCANA makes geographic sense and aligns well with our core, regulated energy businesses,” Farrell added. “These are well-run regulated operations that we expect will help improve Dominion Energy’s risk profile and growth outlook.”

Jimmy Addison, chief executive officer of SCANA, said:

“Today marks a significant milestone in the history of Dominion Energy and SCANA. Employees at our respective companies have been working hard for months on integration planning, and I am confident that will lead to a smooth transition. These two companies share common values, and this combination provides SCANA’s businesses with the scale and stability to meet customers’ growing energy needs in the years to come. I am particularly proud that despite the intense efforts that went into planning for the integration and attaining approval of the combination of the companies over the past year, employees across our three-state region maintained their focus on providing energy to our customers safely and reliably. We will now hit the ground running with Dominion Energy and embrace change.”

Southeast Energy Group

SCANA Corporation will be a first-tier, wholly owned subsidiary of Dominion Energy. Its operating companies – including South Carolina Electric & Gas Company (SCE&G), Public Service Company of North Carolina, Incorporated (PSNC Energy), and SCANA Energy Marketing, Inc. (SEMI) – and its services company will be managed by a new operating segment, the Southeast Energy Group. It is Dominion Energy’s fourth operating segment, along with the Power Delivery, Power Generation and Gas Infrastructure Groups. The Southeast Energy Group will maintain a significant local presence with a local management structure. The president and chief executive officer will report directly to Farrell.

Benefits to customers

On July 31, 2017, SCE&G abandoned the construction of two new nuclear units at V.C. Summer. The typical monthly bill for an SCE&G electric customer using 1,000 kilowatt-hours had risen to more than $147 by the time the reactors’ construction was halted. During the summer of 2018, South Carolina’s legislature passed a law that the Public Service Commission of South Carolina (PSC) implemented, temporarily reducing those bills to $125.34 per month.

Under a new plan approved by the South Carolina PSC, the typical SCE&G residential electric customer will pay approximately $125 per month, putting into effect bills below the level requested by South Carolina’s lawmakers. The new bill level was made possible by Dominion Energy’s proposal – which was approved by the PSC – to provide customer refunds in the form of monthly bill relief of more than $2 billion, amortized over 20 years, and the write-downs and absorption of about $2.5 billion in financing obligations, regulatory assets and a natural gas-fired power station.

“Putting into effect bills below the temporary rates and keeping residential, commercial and industrial electric bills lower and competitive with neighboring states will aid South Carolina in its economic development efforts and ensure that the state has a reliable energy supply to fuel growth and power the state’s homes and businesses,” Farrell said.

Dominion Energy will also provide bill credits of $3.75 million over three years to PSNC Energy’s 564,000 gas utility customers and $2.45 million over three years to SCE&G’s 370,000 gas utility customers.

Other benefits, commitments

The company has also committed to the following:

•

Maintaining compensation levels for employees of SCANA and its subsidiaries until at least Jan. 1, 2020, and extending to at least July 1, 2020, base pay continuation or severance for all non-executive employees;

•	Maintaining SCANA’s excellent customer service levels at or above current levels;

•

Increasing SCANA’s corporate and charitable giving by $1 million per year for at least five years in SCANA’s communities, including increasing PSNC Energy’s charitable contributions by $150,000 in 2019;

•	Implementing an EnergyShare-like program in South Carolina to assist low-income, elderly, disabled and veteran customers;

•	Agreeing to a freeze in base rates for SCE&G’s electric customers at current levels until Jan. 1, 2021;

•	Agreeing to a freeze in base rates for PSNC Energy’s customers at current levels until at least Nov. 1, 2021; and

•	Appointing a member of the SCANA board of directors or its executive management team to Dominion Energy’s board of directors.

Terms of transaction

At the merger’s completion, each SCANA share was converted into 0.6690 shares of newly issued Dominion Energy common stock. The conversion resulted in a transaction value of approximately $6.8 billion, in addition to the assumption of approximately $6.6 billion in existing consolidated SCANA net debt.

SCANA’s last declared dividend of 12.37 cents per share of common stock is being paid today to SCANA shareholders of record at the close of business on Dec. 10, 2018.

SCANA Corporation common stock has ceased trading on the New York Stock Exchange. Additional information for SCANA shareholders may be found at https://www.dominionenergy.com/investors/shareholder-services/merger-information.

Dominion Energy customers, operations

Dominion Energy now serves:

•	3.3 million electric utility customer accounts in North Carolina, South Carolina and Virginia;

•	3.3 million natural gas utility customer accounts in Idaho, North Carolina, Ohio, South Carolina, Utah, West Virginia and Wyoming; and

•	800,000 competitive and regulated, last-resort natural gas customer accounts in states with competitive markets.

Its operations now include:

•	93,600 miles of electric transmission and distribution lines;

•	106,400 miles of natural gas gathering, storage, transmission and distribution pipeline;

•	About 31,000 megawatts of diverse electric generation capacity in 10 states; and

•	More than a trillion cubic feet of natural gas storage.

Forward-looking statements

This news release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements relate to, among other things, expectations and projections. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “assume,” “estimate,” “project,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “potential,” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, and may include, but are not limited to, statements about proposed transactions, Dominion Energy’s plans, objectives, expectations and intentions and the timing of future events. All statements relating to events or developments that we expect or anticipate will occur in the future are forward-looking statements, and Dominion Energy’s ability to predict results or the actual effect of future events is inherently uncertain. Although Dominion Energy believes that the expectation reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that actual outcomes and results will not differ materially from what is expressed in such forward-looking statements. There can be no assurance that the transactions will close.

Forward-looking statements in this release are based on information available as of the date of this release, which such information is subject to change at any time. Dominion Energy undertakes no obligation to update any forward-looking statement to reflect developments after the statement is made.

About Dominion Energy

Nearly 7.5 million customers in 18 states energize their homes and businesses with electricity or natural gas from Dominion Energy (NYSE: D), headquartered in Richmond, Va. The company is committed to sustainable, reliable, affordable, and safe energy and is one of the nation’s largest producers and transporters of energy with about $100 billion of assets providing electric generation, transmission and distribution, as well as natural gas storage, transmission, distribution, and import/export services. As one of the nation’s leading solar operators, the company intends to reduce its carbon intensity 60 percent by 2030. Through its Dominion Energy Charitable Foundation, as well as EnergyShare and other programs, Dominion Energy contributed more than $30 million in 2018 to community causes throughout its footprint and beyond. Please visit www.DominionEnergy.com, to learn more.

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CONTACTS:      Media: Ryan Frazier, (804) 819-2521 or C.Ryan.Frazier@dominionenergy.com

Financial analysts: Steven Ridge, (804) 929-6865 or Steven.D.Ridge@dominionenergy.com